EXHIBIT 99.1


                  CONSUMER CAPITAL GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2010 AND 2009

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm......................  2

Consolidated Balance Sheets at December 31, 2010 and 2009....................  3

Consolidated Statements of Operations for the Years Ended
December 31, 2010 and 2009...................................................  4

Consolidated Statements of Changes in Stockholders' Equity (Deficit).........  5

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2010 and 2009...................................................  6

Notes to Consolidated Financial Statements...................................  7

                        [LETTERHEAD OF ANTON & CHIA LLP]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders' of
Consumer Capital Group, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Consumer Capital Group, Inc. and Subsidiaries (the "Company") as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Consumer Capital Group, Inc. and Subsidiaries as of December 31, 2010 and 2009, and the results of its consolidated operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Anton & Chia, LLP
---------------------------------
Newport Beach, California
March 31, 2011

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                       December 31,           December 31,
                                                                          2010                   2009
                                                                      ------------           ------------
                                     ASSETS

Cash & cash equivalents                                               $ 3,015,219             $   266,096
Accounts receivable                                                       306,935                      --
Inventory                                                                 334,972                      --
Prepaid expenses                                                          259,272                   7,900
Other receivables                                                          64,512                     439
Related party receivable                                                  125,528                      --
                                                                      -----------             -----------
      Total current assets                                              4,106,438                 274,435

Equipment, net                                                             47,644                  14,959
Other assets                                                              258,285                      --
                                                                      -----------             -----------
      Total noncurrent assets                                             305,929                  14,959

Total assets                                                          $ 4,412,367             $   289,394
                                                                      ===========             ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable                                                      $   531,729             $        --
Accrued liabilities                                                       759,983                  55,644
Deferred revenue                                                          125,455                      --
Short term borrowing                                                           --                 250,100
Taxes payable                                                             494,057                     103
Other payables                                                             19,199                  12,318
Related party payables                                                    256,199                 123,484
                                                                      -----------             -----------
      Total current liabilities                                         2,186,622                 441,649
                                                                      -----------             -----------

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.01 par value, 500,000,000 shares authorized
   390,444,109 issued and outstanding at December 31, 2010
   280,456,300 shares issued and outstanding at December 31, 2009       3,904,441               2,804,563
  Discount on common stock issued to founders                          (2,871,396)             (2,294,130)
  Stock subscription receivable                                                --                (427,130)
  Additional paid-in capital                                            1,091,346                 551,042
  Noncontrolling interest in subsidiary                                     1,039                      --
  Accumulated other comprehensive income                                   78,775                   8,808
  Accumulated earnings (deficit)                                           21,540                (795,408)
                                                                      -----------             -----------
      Total stockholders' equity (deficit)                              2,225,745                (152,255)
                                                                      -----------             -----------

Total liabilities and stockholders' equity (deficit)                  $ 4,412,367             $   289,394
                                                                      ===========             ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    For the years ended
                                                                        December 31,
                                                            -----------------------------------
                                                                2010                   2009
                                                            ------------           ------------
Net revenues - ecommerce                                    $ 11,668,827           $         --
Net revenues - distribution                                      384,053                     --
Cost of sales - distribution                                     378,569                     --
                                                            ------------           ------------
      Gross profit                                            11,674,311                     --

Operating expenses:
  Selling expenses                                             8,861,285                     --
  General & administrative expenses                            1,316,647                329,764
                                                            ------------           ------------
      Total operating expenses                                10,177,932                329,764
                                                            ------------           ------------

Operating income (loss)                                        1,496,379               (329,764)

Other expense                                                       (535)                    --
                                                            ------------           ------------
      Total other expenses                                          (535)                    --

Income (loss) before taxes                                     1,495,844               (329,764)

Provision for income taxes                                       678,827                    800
                                                            ------------           ------------

Net income (loss)                                                817,017               (330,564)
Net income attributable to noncontrolling interest                    69                     --
                                                            ------------           ------------
Net income attributable to Consumer Capital Group, Inc.     $    816,948           $   (330,564)
                                                            ============           ============

Income (loss) per share - basic and diluted                 $       0.00           $      (0.00)
                                                            ============           ============
Weighted average number of common shares
 outstanding - basic and diluted                             315,625,501            280,361,771
                                                            ============           ============

Net income (loss)                                           $    817,017           $   (330,564)
Other comprehensive income
Foreign currency translation adjustment                           69,967                  5,625
                                                            ------------           ------------

Net comprehensive income (loss)                             $    886,984           $   (324,939)
                                                            ============           ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                                   Common Stock                 Discount                         Additional
                                              ------------------------         on Common       Subscription       Paid-In
                                              Shares            Amount           Stock          Receivable        Capital
                                              ------            ------           -----          ----------        -------
Balance at December 31, 2008                280,360,300      $2,803,603       $(2,293,370)      $(506,630)      $  322,509
Common stock issued to founders                  76,000             760              (760)             --               --
 at a discount
Common stock issued to unrelated                 20,000             200                --              --          228,533
 investors for cash
Cash payment for stock subscription                  --              --                --          79,500               --
Foreign currency gain                                --              --                --              --               --
Net loss                                             --              --                --              --               --
                                            -----------      ----------       -----------       ---------       ----------
Balance at December 31, 2009                280,456,300      $2,804,563       $(2,294,130)      $(427,130)      $  551,042

Common stock issued for sales incentive      30,146,209         301,462                --              --               --
Common stock issued to unrelated              1,115,000          11,150                --              --          540,104
 investors for cash

Common stock issued to management            57,726,600         577,266          (577,266)             --              200
 and related parties at a discount

Common stock issued to service providers     20,000,000         200,000                --              --               --
Cash payment for stock subscription                  --              --                --         427,130               --

Common stock issued for investment in JV      1,000,000          10,000                --              --               --
Noncontrolling interest in subsidiary                --              --                --              --               --
Foreign currency gain                                --              --                --              --               --
Net income                                           --              --                --              --               --
                                            -----------      ----------       -----------       ---------       ----------
Balance at December 31, 2010                390,444,109      $3,904,441       $(2,871,396)      $      --       $1,091,346
                                            ===========      ==========       ===========       =========       ==========

                                                              Accumulated
                                                                 Other       Accumulated
                                            Noncontrolling   Comprehensive    Earnings
                                              Interest           Income       (Deficit)         Total
                                              --------           ------       ---------         -----

Balance at December 31, 2008                  $     --          $ 3,183      $(464,844)      $ (135,549)
Common stock issued to founders                     --               --             --               --
 at a discount
Common stock issued to unrelated                    --               --             --          228,733
 investors for cash
Cash payment for stock subscription                 --               --             --           79,500
Foreign currency gain                               --            5,625             --            5,625
Net loss                                            --               --       (330,564)        (330,564)
                                              --------          -------      ---------       ----------
Balance at December 31, 2009                  $     --          $ 8,808      $(795,408)      $ (152,255)

Common stock issued for sales incentive             --               --             --          301,462
Common stock issued to unrelated                    --               --             --          551,254
 investors for cash

Common stock issued to management                   --               --             --              200
 and related parties at a discount

Common stock issued to service providers            --               --             --          200,000
Cash payment for stock subscription                 --               --             --          427,130

Common stock issued for investment in JV            --               --             --           10,000
Noncontrolling interest in subsidiary              970               --             --              970
Foreign currency gain                               --           69,967             --           69,967
Net income                                          69               --        816,948          817,017
                                              --------          -------      ---------       ----------
Balance at December 31, 2010                  $  1,039          $78,775      $  21,540       $2,225,745
                                              ========          =======      =========       ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           For the years ended
                                                                               December 31,
                                                                     -------------------------------
                                                                        2010                 2009
                                                                     ----------           ----------
OPERATING ACTIVITIES
Net income (loss)                                                    $  817,017           $ (330,564)
  Adjustments to reconcile net loss to
   cash flows from operating activities:
     Depreciation expense                                                 6,914                3,213
  Changes in operating assets and liabilities:
     Accounts receivable                                               (306,935)                  --
     Inventory                                                         (334,972)                  --
     Prepaid expenses                                                  (251,372)              (7,900)
     Other receivables                                                  (64,073)                (439)
     Other assets                                                      (258,285)                  --
     Accounts payable                                                   531,729               54,956
     Accrued expenses                                                   704,339                   --
     Deferred revenue                                                   125,455                   --
     Other payables                                                       6,881               12,366
     Taxes payable                                                      493,954                   --
     Noncontrolling interest in subsidiary                                  (69)                  --
     Common stock issued for services                                    33,267                   --
                                                                     ----------           ----------
Cash flows provided by (used) in operating activities                 1,503,850             (268,368)
                                                                     ----------           ----------
INVESTING ACTIVITIES
  Equipment purchased                                                   (39,599)                  --
                                                                     ----------           ----------
Cash flows used in investing activities                                 (39,599)                  --
                                                                     ----------           ----------
FINANCING ACTIVITIES
  Proceeds from related party                                           132,715               53,366
  Advances to related party                                            (125,528)                  --
  Repayment of short-term borrowings                                   (250,100)             (14,900)
  Proceeds from common stock issuance                                 1,457,818              308,233
                                                                     ----------           ----------
Cash flows provided by financing activities                           1,214,905              346,699
                                                                     ----------           ----------

Effect of exchange rate change on cash and cash equivalents              69,967                5,625
                                                                     ----------           ----------
Change in cash and cash equivalents during period                     2,749,123               83,956

Cash and cash equivalents, beginning of period                          266,096              182,140
                                                                     ----------           ----------

Cash and cash equivalents, end of period                             $3,015,219           $  266,096
                                                                     ==========           ==========
Supplemental disclosure of non-cash financing activity:
  Common stock issued for member incentives                          $  301,462           $       --
                                                                     ==========           ==========
  Common stock issued to service providers                           $   33,267           $       --
                                                                     ==========           ==========
  Common stock issued for the investment in the
   consolidated joint venture                                        $   10,000           $       --
                                                                     ==========           ==========
Supplemental disclosure of cash flow information:
  Cash paid for interest on short term borrowing                     $       --           $   11,774
                                                                     ==========           ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

     Consumer Capital Group, Inc. ("CCG" and/or the "Company") is a California corporation incorporated on October 14, 2009. The accompanying consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries and an affiliated PRC entity ("Affiliated PRC Entity"), an entity controlled through contractual arrangements.

     On February 5, 2010, in connection with the execution of a Stock Right Transfer Agreement, the Company formerly known as America Pine Bio-Tech, Inc. ("Former Company") transferred 100% of the stock rights of its wholly owned subsidiary Arki (Beijing) E-commerce Technology Co., Ltd. to CCG. The initial capitalization of the Company was by way of an investment of $420,000 and registered capital of $300,000 to Consumer Capital Group, Inc. Also on the same date, the Former Company transferred 100% of its stock rights of America Pine (Beijing) Bio-Tech to CCG.

     The Company is principally engaged in the development and operation of its nationwide online retailing platform "Chinese Consumer Market Network" at www.ccmus.com, which provides a variety of manufacturers and distributors a platform to promote and sell products and services directly to consumers. The Company's principal operations and geographic markets are in the People's Republic of China ("PRC").

     Details of the Company's wholly owned subsidiaries and its Affiliated PRC Entity as of December 31, 2010 are as follows:

                           Consumer Capital Group Inc.
                                        |
                                        |
                                        |
                                        |
                     ------------------------------------------------------------------------------------------
Investment    {          100%                 100%                      100%                          51%
Ratio         {           |                    |                          |                            |
                          |                    |                          |                            |
Company       {      Arki (Bejing)        America Pine                America Arki (Fuxin)        Bejing Beitun
Name          (      E-commerce           (Bejing) Bio-Tech Inc       Network                     Trade Co Ltd
                     Technology Corp                                  Management Co. Ltd.
                          |                                                |
                          |                                                |
                          |                                           Contractual
                          |                                           Arrangements
                          |                                                |
                          |                                                |
                          ----- Contractual Arrangements ----------   America Arki Network
                                                                      Service Bejing Co, Ltd.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                    Percentage of
                               Date of            Place of          Ownership by          Principal
   Company                  Establishment       Establishment       the Company          Activities
   -------                  -------------       -------------       -----------          ----------
Consumer Capital Group        October 14,          Pasadena,           n/a           US holding company and
Inc. ("CCG" and "the             2009             California                         headquarters of the
Company")                                            USA                             consolidated entities

Arki Beijing E-commerce        March 6,              PRC               100%*         Maintains the various computer
Technology Corp.                2008                                                 systems, software and data.
("Arki Beijing")                                                                     Owns the intellectual property
                                                                                     rights of the "consumer market
                                                                                     network". Performed principal
                                                                                     e-commerce operations prior to
                                                                                     December 2010

America Pine Beijing           March 21,             PRC               100%*         Import and sales of healthcare
Bio-Tech, Inc.                  2007                                                 products from the PRC. The
("America Pine Beijing")                                                             operations ceased February 5,
                                                                                     2010

America Arki Fuxin            November 26,           PRC               100%*         Commencing in December 2010,
Network Management Co.           2010                                                performs the principal daily
Ltd. ("Arki Fuxin")                                                                  e-commerce operations,
                                                                                     transactions and management of
                                                                                     the "consumer market network"

Beijing Beitun Trade          November 29,           PRC                51%**        Wholesale distribution and
Co. Ltd. ("Beitun")              2010                                                import/export of domestic food
                                                                                     and meat products. Separate
                                                                                     business segment of the
                                                                                     Company

America Arki Network          November 26,           PRC                 0%***       Entity under common control
Service Beijing Co. Ltd.         2010                                                through contractual
("Arki Network Service"                                                              relationships between Fei Gao
and "Affiliated PRC Entity")                                                         and the Company. Holds the
                                                                                     business license and permits
                                                                                     necessary to conduct
                                                                                     e-commerce operations in the
                                                                                     PRC and maintains compliance
                                                                                     with applicable PRC laws.

*   Wholly foreign owned entities (WFOE)
**  Joint venture
*** VIE

     In order to comply with the PRC law and regulations which prohibit foreign control of companies involved in internet content, the Company operates its

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

website using the licenses and permits held by Arki Network Service, a 100% domestically owned entity. The equity interests of Arki Network Service are legally held directly by Mr. Jian Min Gao and Mr. Fei Gao, shareholders and directors of the Company. The effective control of Arki Network Service is held by Arki Beijing and Arki Fuxin through a series of contractual arrangements (the "Contractual Agreements"). As a result of the Contractual Agreements, Arki Beijing and Arki Fuxin maintain the ability to control Arki Network Service, are entitled to substantially all of the economic benefits from Arki Network Service and are obligated to absorb all of Arki Network Services' expected losses. Therefore, the Company consolidates Arki Network Service in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification ("ASC") 810, Consolidation.

The following is a summary of the Contractual Agreements:

LOAN AGREEMENT

The shareholders of Arki Network Service, namely Mr. Jian Min Gao and Mr. Fei Gao, entered into a loan agreement with Arki Fuxin on February 3, 2011. Under this loan agreement, Arki Fuxin granted an interest-free loan of RMB 1.0 million to Mr. Jian Min Gao and Mr. Fei Gao, collectively, for their capital contributions to Arki Network Service, as required by the PRC. The term of the loan is for ten years from the date of execution until the date when Arki Fuxin requests repayment. Arki Fuxin may request repayment of the loan with 30 days advance notice. The loan is not repayable at the discretion of the shareholders and is eliminated upon consolidation.

EXCLUSIVE CALL OPTION AGREEMENT

The shareholders of Arki Network Service entered into an option agreement with Arki Fuxin on February 3, 2011, under which the shareholders of Arki Network Service jointly and severally granted to Arki Fuxin an option to purchase their equity interests in Arki Network Service. The purchase price will be set off against the loan repayment under the loan agreement. Arki Fuxin may exercise such option at any time until it has acquired all equity interests of Arki Network Service or freely transferred the option to any third party and such third party assumes the rights and obligations of the option agreement.

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

Arki  Fuxin  and  Arki  Network  Service  entered  into  an  exclusive  business cooperation agreement deemed effective on November 26, 2010, under which Arki Network Service engages Arki Fuxin as its exclusive provider of technical support, consulting services, maintenance and other commercial services. Arki Network Service shall pay to Arki Fuxin service fees determined based on the net income of Arki Network Service. Arki Fuxin shall exclusively own any intellectual property arising from the performance of this agreement. This agreement has a term of ten years from the effective date and can only be terminated mutually by the parties in a written agreement. During the term of the agreement, Arki Network Service may not enter into any agreement with third parties for the provision of identical or similar service without the prior consent of Arki Fuxin.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

SHARE PLEDGE AGREEMENT

The shareholders of Arki Network Service entered into a share pledge agreement with Arki Fuxin on February 3, 2011 under which the shareholders pledged all of their equity interests in Arki Network Service to Arki Fuxin as collateral for all of the payments due to Arki Fuxin and to secure their obligations under the above agreements. The shareholders of Arki Network Service may not transfer or assign the shares or the rights and obligations in the share pledge agreement or create or permit any pledges which may have an adverse effect on the rights or benefits of Arki Fuxin without Arki Fuxin's preapproval. Arki Fuxin is entitled to transfer or assign in full or in part the shares pledged. In the event of default, Arki Fuxin as the pledgee, will be entitled to request immediate repayment of the loan or to dispose of the pledged equity interests through transfer or assignment.

POWER OF ATTORNEY

The shareholders of Arki Network Service entered into a power of attorney agreement with Arki Fuxin effective on November 26, 2010 under which the shareholders irrevocably appointed Arki Beijing and Arki Fuxin to vote on their behalf on all matters they are entitled to vote on, including matters relating to the transfer of any or all of their respective equity interests in the entity and the appointment of the chief executive officer and other senior management members.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP").

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries based in the PRC, which include America Pine (Beijing) Bio-Tech, Inc., Arki (Beijing) E-Commerce Technology Corp., Beijing Beitun Trading Co., Ltd. and America Arki (Fuxin) Network Management Co. Ltd. As a result of contractual arrangements with Arki Network Service, the Company consolidates Arki Network Service in accordance with SEC Regulation SX-3A-02 and Accounting Standards Codification ("ASC") 810, Consolidation (see Note 1). All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the Company's financial statements include, but are not limited to, customer incentives, allowances for doubtful accounts, lower of cost or market of

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

inventories, useful lives of long-lived assets, share-based compensation expense and uncertain tax positions. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Yuan (RMB). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, FOREIGN CURRENCY MATTERS (Pre-codification: Statement of Financial Accounts Standards ("SFAS") No. 52, FOREIGN CURRENCY TRANSLATION, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2010 and 2009, the cumulative translation adjustment of $78,775 and $8,808, respectively, was classified as an item of other comprehensive income in the stockholders' equity (deficit) section of the consolidated balance sheets. For the periods ended December 31, 2010 and 2009, the foreign currency translation adjustment to accumulated other comprehensive income was $69,967 and $5,625, respectively.

REVENUE RECOGNITION

We recognize revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

E-commerce Revenue Recognition

We evaluate whether it is appropriate to record the net amount of sales earned as commissions. We are not the primary obligor nor are we subject to inventory risk as the agreements with our suppliers specify that they have the responsibility to provide the product or service to the customer. Also, the amounts we earn from our vendors/suppliers is based on a fixed percentage and bound contractually. Additionally, the Company does not have any obligation to resolve disputes between the vendors and the customers that purchase the products on our website. Any disputes involving damaged, non-functional, product returns, and / or warranty defects are resolved between the customer and the vendor. The Company has no obligation for right of return and / or warranty for any of the sales completed using its website. Since we are not primarily obligated and amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two, we record our revenues as commissions earned on a net basis.

Our sales are net of promotional discounts and rebates and are recorded when the products are shipped and title passes to customers. Revenues are recorded net of sales and consumption taxes.

We periodically provide incentive offers to our customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as daily sweepstakes reward opportunities which is based on volume of purchases, and other similar offers. Current discount offers and inducement offers are presented as a net amount in "Net revenues."

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company records deferred revenue when cash is received in advance of the performance of services or delivery of goods. Deferred revenue is also recorded to account for the 7 day grace period offered to customers for potential product disputes, if any. Deferred revenues totaled $125,455 and zero as of December 31, 2010 and December 31, 2009, respectively.

We offered a temporary limited time promotion for a fixed period during the year ended December 31, 2010 where customers were incentivized to purchase from our E-commerce platform and in exchange, were awarded points which were then converted to common shares of the Company. These shares were valued using Level 2 inputs for determining fair value and deducted from revenues. For the years ended December 31, 2010 and 2009, $301,462 and zero, respectively were recognized as contra revenue on a "net" basis.

Distribution Revenue Recognition

Product sales and shipping revenues, net of return allowances, are recorded when the products are shipped and title passes to customers. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales and consumption taxes.

REWARD PROGRAMS

Customers may earn reward points from the purchase of merchandise and services from the Company. Points are earned based on the amount and types of merchandise and services purchased. Customers may redeem the reward points for drawings into the Company's lottery sweepstakes for chances to win cash prizes. In addition, customers may attain a tiered membership status based on the value of merchandise and services purchased over the past twelve months. Membership status entitles the holder to certain discounts on future purchases of selected items on the Company's website. The Company accrues for the estimated cost of redeeming the benefits at the time the benefits are earned by the customer. The estimated lottery expense for the years ended December 31, 2010 and 2009 was $6,918,997 and zero, respectively.

COST OF SALES

Cost of sales consists of the purchase price of consumer products and content sold by us, inbound and outbound shipping charges, and packaging supplies. Shipping charges to receive products from our suppliers are included in inventory cost, and recognized as "Cost of sales" upon sale of products to our customers. Payment processing and related transaction costs, including those associated with seller transactions, are classified in "Selling Expenses" on our consolidated statements of operations.

SHIPPING ACTIVITIES

Outbound shipping charges to customers are included in "Net sales." Outbound shipping-related costs are included in "Cost of sales."

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NONCONTROLLING INTEREST

Noncontrolling interests in our subsidiary is recorded as a component of our equity, separate from the parent's equity. Purchase or sale of equity interests that do not result in a change of control are accounted for as equity transactions. Results of operations attributable to the noncontrolling interest are included in our consolidated results of operations and, upon loss of control, the interest sold, as well as interest retained, if any, will be reported at fair value with any gain or loss recognized in earnings.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, COMPREHENSIVE INCOME requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company's comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of changes in operations.

INCOME TAXES

We have implemented certain provisions of ASC 740, INCOME Taxes ("ASC 740"), which clarifies the accounting and disclosure for uncertain in tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the Peoples Republic of China ("PRC") jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the PRC as our "major" tax jurisdiction. Generally, we remain subject to PRC examination of our income tax returns.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment. The 2010 annual effective tax rate is estimated to be the 25% PRC statutory rate primarily based on the expected taxable net income of our operating subsidiaries, Arki Beijing and Arki Fuxin. Taxes payable as of December 31, 2010 and 2009 were $494,057 and $103, respectively.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET INCOME (LOSS) PER SHARE

We calculate basic earnings per share ("EPS") by dividing our net income (loss) by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive. The Company had no dilutive securities as of December 31, 2010 and 2009.

CASH AND CASH EQUIVALENTS

We consider all investments with an original maturity of three months or less to be cash equivalents. Cash equivalents primarily represent funds invested in bank checking accounts, money market funds and domestic Chinese bank certificates of deposit. At December 31, 2010 and 2009, the Company had invested cash of $153,846 in a highly liquid investment instrument with a PRC bank.

ACCOUNTS RECEIVABLE

Accounts receivable are carried at realizable value. The Company considers many factors in assessing the collectability of its receivables, such as, the age of the amounts due, the customer's payment history and creditworthiness. An allowance for doubtful accounts is recorded in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted. Bad debt expense for the years ended December 31, 2010 and 2009 was zero for both years. The allowance for doubtful accounts at December 31, 2010 and 2009 was zero for both years.

INVENTORIES

Inventories, consisting of food products available for sale, are accounted for using the first-in first-out method, and are valued at the lower of cost or market. This valuation requires the Company to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

EQUIPMENT, NET

Equipment is recorded at cost, consists of computer equipment, office equipment and furniture and is depreciated using the straight-line method over the estimated useful lives of the related assets (generally three years or less). Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives. Depreciation expense for the years ended December 31, 2010 and 2009 was $6,914 and $3,213, respectively. Accumulated depreciation for the Company's equipment was $13,341 and $6,427 at December 31, 2010 and 2009, respectively.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company's management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products will continue. Either of these could result in the future impairment of long-lived assets.

SEGMENT REPORTING

The Company follows ASC 280, SEGMENT REPORTING. The Company's chief operating decision maker, who has been identified as the executive chairman of the board of directors and the chief executive officer, reviews the individual results of the e-commerce and distribution businesses when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has two reportable segments. The Company's operating business are organized and based on the nature of markets and customers. As the Company's long-lived assets are substantially all located in the PRC and substantially all the Company's revenues are derived from within the PRC, no geographical segments are presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payables and accrued liabilities. These financial instruments are measured at their respective fair values. For fair value measurement, U.S. GAAP establishes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

       Level 1 -- observable inputs that reflect quoted prices  (unadjusted) for identical assets or liabilities in active markets.
       Level 2 -- include  other  inputs  that  are  directly  or  indirectly observable in the marketplace.
       Level 3 -- unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The Company's cash and cash equivalents are classified within Level 1 using quoted prices. The Company's carrying value of its investment in Beitun is classified within Level 2 since it is valued using market observable inputs.

FINANCIAL INSTRUMENTS The estimated fair values of our financial assets and liabilities that are recognized at fair value on a recurring basis, using available market information and other observable data are as follows:

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                          December 31, 2010                                  December 31, 2009
                         -----------------------------------------------    -----------------------------------------------
                          Level 1      Level 2       Level 3      Total      Level 1      Level 2       Level 3       Total
                         -----------------------------------------------    -----------------------------------------------
                           Quoted                                             Quoted
                         Prices in                                          Prices in
                           Active    Significant                              Active     Significant
                         Markets or    Other       Significant              Markets or     Other       Significant
                         Identical   Observable    Unobservable             Identical    Observable    Unobservable
                           Assets      Inputs         Input                   Assets       Inputs         Input
                           ------      ------         -----                   ------       ------         -----
ASSETS:
  Cash & cash
   equivalents           $3,015,219    $     --       $   --    $3,015,219    $266,096     $   --        $   --     $266,096
  Other assets                   --     258,685           --       258,685          --         --            --           --
                         ----------    --------       ------    ----------    --------     ------        ------     --------
    Total assets         $3,015,219    $258,685       $   --    $3,273,904    $266,096     $   --        $   --     $266,096
                         ==========    ========       ======    ==========    ========     ======        ======     ========
LIABILITIES:
                                 --          --           --            --          --         --            --           --
                         ----------    --------       ------    ----------    --------     ------        ------     --------
    Total liabilities    $       --    $     --       $   --    $       --    $     --     $   --        $   --     $     --
                         ==========    ========       ======    ==========    ========     ======        ======     ========

Common stock was issued in exchange for consulting services to be provided to the Company over the next two years for the purpose of advising management on public company matters. As a result, the Company recorded an asset to be amortized over the term of the consulting contract, that was measured at its fair value on the date of grant based on Level 2 inputs reflecting market based and our own assumptions consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment. The calculated fair values of the stock-based payment are amortized to expense over the term of the contract. The carrying value of accounts receivable, trade payables and accrued liabilities approximates their fair value due to their short-term maturities.

SHARE-BASED COMPENSATION

The Company applies ASC 718, Compensation-Stock Compensation to account for its service providers' share-based payments. Common stock of the Company was given to service providers to retain their assistance in becoming a U.S. public company, assistance with public company regulations, investors' communications and public relations with broker-dealers, market makers and other investment professionals.

In accordance with ASC 718, the Company determines whether a share payment should be classified and accounted for as a liability award or equity award. All grants of share-based payments to service providers classified as equity awards are recognized in the financial statements based on their grant date fair values which are calculated using an option pricing model. The Company has elected to recognize compensation expense using the straight-line method for all equity awards granted with graded vesting based on service conditions provided that the amount of compensation cost recognized at any date is at least equal to the portion of the grant-date value of the options that are vested at that date. To the extent the required vesting conditions are not met resulting in the forfeiture of the share-based awards, previously recognized compensation expense relating to those awards are reversed. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent period if actual forfeitures differ from initial estimates. Share-based compensation expense was recorded net of estimated forfeitures such that expense was recorded only for those share-based awards that are expected to vest.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF RISKS

CONCENTRATION OF CREDIT RISK

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash and cash equivalents, other receivables and held-to-maturity investments. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates. As of December 31, 2010, substantially all of the Company's cash and cash equivalents were deposited in financial institutions located in the PRC, which management believes are of high credit quality.

CONCENTRATION OF CUSTOMERS AND SUPPLIERS

There are no revenues from customers or purchases from suppliers which individually represent greater than 10% of the total revenues or purchases for the years ended December 31, 2010 and 2009.

CURRENCY CONVERTIBILITY RISK

The Company transacts all of its business in RMB, which is not freely convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchange as quoted daily by the People's Bank of China (the "PBOC"). However, the unification of the exchange rates does not imply that the RMB may be readily convertible into United States dollars or other foreign currencies. All foreign exchange transactions continue to take place either through the PBOC or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

Additionally, the value of the RMB is subject to changes in central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

FOREIGN CURRENCY EXCHANGE RATE RISK

From July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 6.43%, 0.09% and 4.13% in 2008, 2009 and 2010, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

BUSINESS RISK

Foreign ownership of Internet-based businesses is subject to significant restrictions under current PRC laws and regulations. Foreign investors are not allowed to own more than a 50% equity interest in any entity with an Internet content distribution business. Currently, the Company conducts its operations in China through a series of contractual arrangements entered into among Arki (Beijing) E-Commerce Technology Corp., America Arki (Fuxin) Network Management Co. Ltd. and America Arki Network Service Beijing Co., Ltd. The relevant

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


regulatory authorities may find the current ownership structure, contractual arrangements and businesses to be in violation of any existing or future PRC laws or regulations. If so, the relevant regulatory authorities would have broad discretion in dealing with such violations.

LITIGATION

From time to time, we may become involved in disputes, litigation and other legal actions. We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated. We record our best estimate of a loss when the loss is considered probable. Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

NOTE 3 - RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

In June 2009, the FASB issued SFAS 167 ("SFAS 167") (subsequently codified by ASU 2009-17), Amendments to FASB Interpretation No. 46(R) , which amends guidance regarding consolidation of variable interest entities to address the elimination of the concept of a qualifying special purpose entity. SFAS 167 also replaces the quantitative-based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of the variable interest entity, and the obligation to absorb losses of the entity or the right to receive benefits from the entity. Additionally, SFAS 167 requires any enterprise that holds a variable interest in a variable interest entity to provide enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise's involvement in a variable interest entity. SFAS 167 is effective for interim and annual reporting periods beginning after November 30, 2009. The adoption of ASU 2009-17 did not have a material impact on our consolidated financial statements.

In October, 2009, the FASB issued guidance on revenue recognition that became effective for the Company beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. The adoption of this new guidance did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 "Improving Disclosures about Fair Value Measurements". This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB's objective is to improve these disclosures and, thus, increase

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS (CONTINUED)

the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on the Company's consolidated financial statements.

In December 2010, the FASB issued guidance which amended ASC 810 BUSINESS COMBINATIONS that will become effective prospectively for the Company beginning December 15, 2010, with earlier adoption permitted. The amendments in this Update clarify the acquisition date that should be used for reporting the pro forma financial information disclosures in Topic 805 when comparative financial statements are presented. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination(s). The adoption of this new guidance did not have a material impact on our financial statements.

NOTE 4 - ACQUISITION

On November 29, 2010, CCG completed its acquisition of 51% of the then outstanding common stock of Beitun Trading Co. Ltd. ("Beitun"), which represented the majority voting and controlling interest of Beitun, in exchange for 1,000,000 common shares of the Company. This joint venture is expected to diversify the earnings of the Company by entering into the wholesale food distribution market. Beitun will be its own segment for reporting purposes. Beitun's results of operations were included in CCG's results beginning December 1, 2010.

The following table summarizes the consideration paid for Beitun Trading Co. Ltd. and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

      Purchase price                                           $  10,000

      Cash                                                     $ 104,933
      Accounts receivable                                        304,762
      Inventory                                                  468,553
      Prepaids                                                    16,266
                                                               ---------
         Total assets:                                         $ 894,514
      Less: liabilities assumed                                 (884,827)
                                                               ---------
         Net assets acquired:                                      9,687
                                                               ---------
      Purchase price in excess of net assets acquired          $     313
                                                               =========

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - ACQUISITION (CONTINUED)

The following unaudited pro forma condensed combined statements of operations are presented to illustrate the estimated effects of the merger of Beitun by CCG (the "Transaction") on the historical results of operations of CCG. The unaudited pro forma condensed statements of operations for the years ended December 31, 2010 and 2009 is based on the audited statements of operations of CCG and Beitun for the years ended December 31, 2010 and 2009. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2010 and 2009 assume that the Transaction was consummated on January 1, 2009. The information presented in the unaudited pro forma condensed combined statements of operations does not purport to represent what the financial position or results of operations of CCG would have been had the Transaction occurred as of the dates indicated, nor is it indicative of the future results of operations for any period of CCG. The pro forma adjustments are based upon available information and certain assumptions that the management of CCG believes are reasonable under the circumstances. These unaudited pro forma condensed combined statements of operations should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of CCG and Beitun.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                       For the year ended December 31, 2010
                                                                                             Pro Forma        Pro Forma
                                                             CCG              Beitun         Adjustment        Combined
                                                         ------------      ------------     ------------     ------------
Net revenues                                             $ 11,668,827      $  4,615,111     $         --     $ 16,283,938
Cost of sales                                                      --         4,549,212               --        4,549,212
                                                         ------------      ------------     ------------     ------------
Gross profit                                               11,668,827            65,899               --       11,734,726
Selling, general & administrative                          10,172,622            63,815           31,777       10,268,214
                                                         ------------      ------------     ------------     ------------
Operating income (loss)                                     1,496,205             2,084          (31,777)       1,466,512
Other expenses                                                   (540)              (53)              --             (593)
                                                         ------------      ------------     ------------     ------------
Income (loss) before taxes                                  1,495,665             2,031          (31,777)       1,465,919
Provision for income taxes                                    678,790               446               --          679,236
                                                         ------------      ------------     ------------     ------------
Net income (loss)                                             816,875             1,585          (31,777)         786,683
Net income attributable to non controlling interest               777                --               --              777
                                                         ------------      ------------     ------------     ------------
Net income attributable to Consumer Capital Group, Inc.  $    816,098      $      1,585     $    (31,777)    $    785,906
                                                         ============      ============     ============     ============
Net income (loss)                                             816,875             1,585          (31,777)         786,683
Foreign currency translation                                   68,376             1,591               --           69,967
                                                         ------------      ------------     ------------     ------------
Net comprehensive income (loss)                          $    885,251      $      3,176     $    (31,777)    $    856,650
                                                         ============      ============     ============     ============
Basic and diluted earnings per share:
  Net earnings per common share                          $       0.00                                        $       0.00
                                                         ============                                        ============
Weighted average shares outstanding:
  Basic and diluted                                       315,625,501                                         315,625,501
                                                         ============                                        ============

                                                                       For the year ended December 31, 2009
                                                                                             Pro Forma        Pro Forma
                                                             CCG              Beitun         Adjustment        Combined
                                                         ------------      ------------     ------------     ------------
Net revenues                                             $         --      $  4,057,573     $         --     $  4,057,573
Cost of sales                                                      --         3,994,097               --        3,994,097
                                                         ------------      ------------     ------------     ------------
Gross profit                                                       --            63,476               --           63,476
Selling, general & administrative                             329,764            60,965           31,777          422,506
                                                         ------------      ------------     ------------     ------------
Operating income (loss)                                      (329,764)            2,511          (31,777)        (359,030)
Other income                                                       --                97               97
                                                         ------------      ------------     ------------     ------------
Income (loss) before taxes                                   (329,764)            2,608          (31,777)        (358,933)
Provision for income taxes                                        800               618               --            1,418
                                                         ------------      ------------     ------------     ------------
Net income (loss)                                            (330,564)            1,990          (31,777)        (360,351)
Net income attributable to non controlling interest               975                --               --              975
                                                         ------------      ------------     ------------     ------------
Net income attributable to Consumer Capital Group, Inc.  $   (331,539)     $      1,990     $    (31,777)    $   (361,326)
                                                         ============      ============     ============     ============
Net income (loss)                                            (330,564)            1,990          (31,777)        (360,351)
Foreign currency translation                                    5,625                97               --            5,722
                                                         ------------      ------------     ------------     ------------
Net comprehensive income (loss)                          $   (324,939)     $      2,087     $    (31,777)    $   (354,629)
                                                         ============      ============     ============     ============
Basic and diluted earnings per share:
  Net loss per common share                              $      (0.00)                                       $      (0.00)
                                                         ============                                        ============
Weighted average shares outstanding:
  Basic and diluted                                       280,366,663                                         280,366,663
                                                         ============                                        ============

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2010 and 2009  supplemental  pro forma earnings were adjusted to include $31,777
of   nonrecurring   expense   related   to  the  fair   value   adjustments   to
acquisition-date fixed and other assets.

NOTE 5 - INVENTORY

Inventory consisted of the following at December 31:

                                                2010                  2009
                                              --------              --------
Finished goods - packaged food                $334,972              $     --
Less: reserve for inventory                         --                    --
                                              --------              --------
   Total inventory                            $334,972              $     --
                                              ========              ========

NOTE 6 - PREPAID EXPENSES

Prepaid expenses consisted of the following at December 31:

                                                2010                  2009
                                              --------              --------
Prepaid professional fees                     $218,265              $     --
Prepaid services                                22,409                 7,900
Deposits                                        18,598                    --
                                              --------              --------
   Total prepaid expenses                     $259,272              $  7,900
                                              ========              ========

NOTE 7 - EQUIPMENT, NET

Property and equipment consisted of the following at December 31:

                                                2010                  2009
                                              --------              --------
Office equipment & computers                  $ 18,973              $ 16,627
Office furniture & fixtures                     42,012                 4,759
                                              --------              --------
                                                60,985                21,386

Less: Accumulated depreciation                 (13,341)               (6,427)
                                              --------              --------
Total equipment, net                          $ 47,644              $ 14,959
                                              ========              ========

For the year ended December 31, 2010 and 2009, depreciation expense was $6,914 and $3,213, respectively.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - OTHER ASSETS

Other assets consisted of the following at December 31:

                                                2010                  2009
                                              --------              --------
Common stock issued for services              $166,333              $     --
Deposit for office                              89,340                    --
Other                                            2,612                    --
                                              --------              --------
   Total other assets                         $258,285              $     --
                                              ========              ========

The prepaid consulting service contracts have a term of 24 months.  Amortization
for  the  year  ended   December  31,  2010  and  2009  was  $33,267  and  zero,
respectively.

NOTE 9 - ACCRUED LIABILITIES

Accrued liabilities consisted of the following at December 31:

                                                2010                  2009
                                              --------              --------
Accrued customer incentives                   $745,056              $     --
Advances                                            --                55,644
Accrued payroll                                  8,998                    --
Other                                            5,929                    --
                                              --------              --------

   Total accrued liabilities                  $759,983              $ 55,644
                                              ========              ========

NOTE 10 - SHORT TERM BORROWING

Short term borrowings were zero and $250,100 as of December 31, 2010 and 2009, respectively. The original amounts were borrowed from two unrelated parties for $250,000 and $15,000 and were unsecured, due on demand and bore interest at 5.0% per annum. Total principal and accrued interest on both borrowings were paid in 2009 and the debts were paid off. Total interest expense for the year ended December 31, 2009 was $11,774.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - STOCKHOLDERS' EQUITY

The Company's stockholder base consists of approximately 9,100 stockholders as of December 31, 2010.

COMMON STOCK ISSUED TO SERVICE PROVIDERS AND MEMBER CUSTOMERS

During 2010, Company management issued stock to customer members, which represented sales inducement incentives to make purchases through the Company's website. Certain service providers were also granted stock for the value of their services provided to the Company. Common stock issued to service providers and member customers throughout 2010 were measured at the date of grant, and based on Level 2 fair value measurements which uses observable inputs reflecting our own and market based assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment. The calculated fair values of the share-based sales inducement offers are deducted from revenues when granted. Share-based awards to service providers are expensed when services are incurred. The Company estimates the fair value of these share issuances using Level 2 inputs and determined that the value of each share is $0.01.

The following table summarizes our member sales inducement awards for the year ended December 31, 2010:
                                               Number of
                                                shares               Amount
                                              ----------           ----------
Outstanding at December 31, 2009                      --           $       --
Shares issued - member customers              30,146,209              301,462
                                              ----------           ----------
Outstanding at December 31, 2010              30,146,209           $  301,462
                                              ==========           ==========

For the years ended December 31, 2010 and 2009, $301,462 and zero, respectively were recognized as contra revenue on a "net" basis since the shares were granted to our member customers when they met and/or exceeded certain dollar sales volume levels. The incentive program was discretionary and was offered for a limited time through December 2010. We no longer offer this incentive to our customers.

As of December 31, 2010 and 2009, $200,000 and zero, respectively was recognized in stockholders' equity for common stock issued for services. For the years ended December 31, 2010 and 2009, $33,267 and zero was amortized to general and administrative expense for the pro-rata portion of the service contract realized (see Note 12 - Share Based Compensation).

COMMON STOCK

In September 2009, the Company issued 20,000 shares of common stock to unrelated investors at $1.00 per share in private placement offerings for net cash proceeds of $20,000.

In December 2009, the Company issued 76,000 shares of common stock to relatives of the Company's founders for no consideration. As a result, the Company recorded a discount on common stock to founders of $760 due to issuance of the common stock below $0.01 par value.

In September 2010, the Company issued 20,000,000 shares of common stock as consideration for consulting services with a term of 24 months. The fair value of the services amounted to $199,400 (see Note 12 - Share Based Compensation).

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 - STOCKHOLDERS' EQUITY (CONTINUED)

During the year ended December 31, 2010, the Company issued 30,146,209 shares of common stock to member customers as an incentive to make purchases through the e-commerce website. The Company recognized expense in the amount of $301,462 as contra revenue on a "net" basis. This program was terminated as of December 31, 2010.

During the year ended December 31, 2010, the Company issued 1,115,000 shares of common stock to unrelated investors at approximately $0.49 per share in private placement offerings for cash proceeds totaling $551,254.

In August, September and December 2010, the Company issued 57,726,600 shares of common stock to related parties of the Company's founders and officer of the Company for no par value. As a result, the Company recorded a discount on common stock issued to the officer and relatives of the Company's founders of $577,266 due to issuance of the common stock below $0.01 par value.

In December 2010, the Company issued 1,000,000 shares of Common Stock to the sellers of Beitun as consideration for the Company's 51% ownership interest of Beitun. The fair value of the shares issued for the acquisition was $10,000.

NOTE 12 - SHARE BASED COMPENSATION

Stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as expense over the service providers' requisite service period (generally the vesting period of the award). The Company estimates the fair value of stock for service granted using the Black-Scholes Option Pricing Model. Key assumptions used to estimate the fair value of stock options include the exercise price of the award, the fair value of the Company's common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on the Company's common stock.

The following weighted average assumptions were used in estimating the fair value of the share-based payment arrangements to service providers:

                                                           December 31,
                                                              2010
                                                            --------
Annual dividends                                                0
Expected volatility                                         40% - 75%
Risk-free interest rate                                       0.75%
Expected life                                                2 years

Since there is insufficient stock price history that is at least equal to the expected or contractual terms of the Company's share-based payments, the Company has calculated volatility using the historical volatility of similar public

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - SHARE BASED COMPENSATION (CONTINUED)

entities in the Company's industry. In making this determination and identifying a similar public company, the Company considered the industry, stage, life cycle, size and financial leverage of such other entities. This resulted in an expected volatility of 40% to 75%. The expected option term in years is calculated using an average of the vesting period and the option term, in accordance with the "simplified method" for "plain vanilla" stock options allowed under GAAP. The risk free interest rate is the rate on the U.S. Treasury securities 2-year constant maturity with a remaining term equal to the expected option term. The expected volatility is derived from an industry-based index, in accordance with the calculated value method.

The Company is required to estimate the number of forfeitures expected to occur and record expense based upon the number of awards expected to vest. At December 31, 2010, the Company expects all remaining awards issued will be fully vested over the expected life of the awards. There were no forfeitures during the year ended December 31, 2010.

A summary of share-based compensation activity for the year ended December 31, 2010 is as follows:

                                                                     Weighted
                                           Number of      Fair       Average
                                            Shares        Value       Amount
                                            ------        -----       ------
Share-based compensation outstanding
at January 1, 2010                                --      $  --      $     --
  Granted                                 20,000,000       0.01       200,000
  Forfeited                                       --         --            --
                                          ----------      -----      --------
Share-based compensation outstanding
at December 31, 2010                      20,000,000      $0.01      $200,000
                                          ==========      =====      ========



Both service providers paid consideration of $200 each to the Company with respect to the shares issued (20,000,000 shares total for $400).

For the years ended December 31, 2010 and 2009, $33,267 and zero, respectively were amortized to general and administrative expense to recognize the incurred cost of the service providers. The future expense amortization as of December 31, 2010 is as follows:

                        2011               $ 99,800
                        2012                 66,533
                                           --------
                        Total              $166,333
                                           ========

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - RELATED PARTIES

a)   Related parties:

    Name of
related parties                Relationship with the Company
---------------                -----------------------------

Mr. Jack Gao       Stockholder, Chief Executive Officer, Chief Financial Officer
                   and Chairman of the Board of the Company Stockholder

Ms. Ling Zhang     Stockholder and Corporate Secretary
Mr. Fei Gao        Stockholder and Chief Operating Officer
Ms. Wei Guo        Stockholder and Managing Director of Beitun

b) The Company had the following related party transactions for the years ended December 31 2010 and 2009:

                                                   Year Ended December 31,
                                                ----------------------------
                                                  2010                2009
                                                --------            --------
Loan from Mr. Jack Gao                          $ 51,425            $123,484
Loan from Ms. Wei Guo                            204,774                  --
                                                --------            --------
   Total related party payables                  256,199             123,484

Loan to Mr. Jack Gao                             125,528                  --
                                                --------            --------
   Total related party, net                     $130,671            $123,484
                                                ========            ========

The related party payable and receivable are non-interest bearing and have no specified maturity date. Jack Gao is the husband of Ling Zhang, Ling Zhang is the wife of Jack Gao, Jack Gao is the father of Fei Gao, and Fei Gao is the son of Jack Gao.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

Our Company has entered into a sub-lease agreement for its Pasadena office facility beginning August 1, 2010 and ending November 30, 2012. Our full service gross monthly rental rate is $2,567. Rent expense (including related common area maintenance charges) totaled $12,828 for the year ended December 31, 2010 (zero for the year ended December 31, 2009). In China, we have entered into a lease agreement in the Beijing Chaoyang District for our Arki (Beijing) E-commerce
Technology Co., Ltd. wholly owned subsidiary beginning February 15, 2010 and ending February 14, 2012. Our full service gross monthly rental rate is $385. Rent expense (including related common area maintenance charges) totaled $4,038 for the year ended December 31, 2010 (zero for the year ended December 31, 2009). On October 21, 2010, we entered into a new lease agreement for office facility expansion in the Beijing Chaoyang District, Hua Mao Center. The straight-line monthly gross rental rate is $30,831 with a 36 month term. Rent expense (including related common area maintenance charges) totaled $71,967 for the year ended December 31, 2010 (zero for the year ended December 31, 2009).

Total future minimum rental lease commitments as of December 31, 2010 are as follows:

                        2011               $  405,396
                        2012                  398,787
                        2012                  298,136
                                           ----------
                        Total              $1,102,319
                                           ==========

SUPPLIER COMMITMENTS

At December 31, 2010 and 2009, we have outstanding amounts owed to our suppliers of $76,636 and zero, respectively which represents amounts collected from customers of our Arki Beijing and Arki Fuxin subsidiaries.

NOTE 15 - BUSINESS SEGMENT REPORTING

Our operating businesses are organized based on the nature of markets and customers. Segment accounting policies are the same as described in Note 2 - Summary of Significant Accounting Policies.

Effects of transactions between related companies are eliminated and consist primarily of inter-company transactions and transfers of cash or cash equivalents from corporate to support each business segment's payroll, inventory sourcing and overall operations when each segment has working capital requirements.

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - BUSINESS SEGMENT REPORTING (CONTINUED)

A description of our operating segments as of December 31, 2010 and 2009, can be found below.

E-COMMERCE PLATFORM (ARKI BEIJING, AMERICA PINE BEIJING, ARKI FUXIN, ARKI NETWORK SERVICE)

The website provides an online marketing and retail platform for a wide variety of manufacturers and distributors to promote and sell their products and services directly to consumers in the PRC. The website also provides access to certain Western products that are generally unavailable in the PRC such as handbags and eyewear made by U.S. companies and food and beverage products from Spain, Germany, and France.

FOOD PRODUCT DISTRIBUTION (BEITUN)

Beitun is principally engaged in the wholesale distribution and import/export of various food and meat products to businesses located throughout the PRC. All products are sold in the PRC and are considered finished goods.

                                                                     For the year ended December 31, 2010
                                                           ---------------------------------------------------------
                                                            E-Commerce         Food Distribution        Consolidated
                                                           ------------        -----------------        ------------
Net revenues                                               $ 11,668,827          $    384,053           $ 12,052,880
Cost of sales                                                        --               378,569                378,569
                                                           ------------          ------------           ------------
Gross profit                                                 11,668,827                 5,484             11,674,311

Operating expenses:
  Selling expenses                                            8,861,028                   257              8,861,285
  General and administrative                                  1,311,593                 5,054              1,316,647
                                                           ------------          ------------           ------------
      Total operating expenses                               10,172,621                 5,311             10,177,932

Operating income                                              1,496,206                   173              1,496,379
Other income (expense)                                             (535)                   --                   (535)
                                                           ------------          ------------           ------------

Income before taxes                                           1,495,671                   173              1,495,844
Provision for income taxes                                      678,790                    37                678,827
                                                           ------------          ------------           ------------
Net income                                                      816,881                   136                817,017
Net income attributable to non controlling interest                  69                    --                     69
                                                           ------------          ------------           ------------
Net income attributable to Consumer Capital Group, Inc.         816,812                   136                816,948
Net income                                                      816,881                   136                817,017
Foreign currency translation adjustment                          68,376                 1,591                 69,967
                                                           ------------          ------------           ------------
Net comprehensive income                                   $    885,257          $      1,727           $    886,984
                                                           ============          ============           ============


                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - INCOME TAX EXPENSE

Prior to January 1, 2008, PRC enterprise income tax (EIT), was generally assessed at the rate of 33% of taxable income. In March 2007, a new enterprise income tax law (the "New EIT Law") in the PRC was enacted which was effective on January 1, 2008. The New EIT Law generally applies a uniform 25% EIT rate to both foreign invested enterprises and domestic enterprises.

NOTE 16 - INCOME TAX EXPENSE

Dividends paid by PRC subsidiaries of the Company out of the profits earned after December 31, 2007 to non-PRC tax resident investors would be subject to PRC withholding tax. The withholding tax is 10%, unless a foreign investor's tax jurisdiction has a tax treaty with China that provides for a lower withholding tax rate.

Income (loss) before income taxes consists of:

                                                         For the year ending
                                                             December 31,
                                                      -------------------------
                                                        2010            2009
                                                     ----------      ----------
Non-PRC                                              $ (257,878)     $     (121)
PRC                                                   1,753,653        (329,643)
                                                     ----------      ----------
                                                     $1,495,775      $ (329,764)
                                                     ==========      ==========

There was no current or deferred income tax expense for the two years ended December 31, 2010 and 2009. The PRC income tax returns for fiscal year 2006 through fiscal year 2010 remain open for examination.

The components of deferred taxes are as follows:

                                                         For the year ending
                                                             December 31,
                                                      -------------------------
                                                        2010            2009
                                                      ---------       ---------
Deferred tax assets, current portion
  Fair value of stock issued for sales incentive      $ 301,462       $      --
  Amortization of fair value of stock for services           --              --
  Deferred revenue                                      125,455              --
                                                      ---------       ---------

Total deferred tax assets, current portion              426,917              --
Valuation allowance                                    (426,917)             --
                                                      ---------       ---------
Deferred tax assets, current portion, net             $      --       $      --
                                                      =========       =========
Deferred tax assets, non-current portion
  Fixed assets                                        $   1,383       $     643
  Net operating losses                                  795,408         795,408
                                                      ---------       ---------

Total deferred tax assets, non-current portion          796,791         796,051
Valuation allowance                                    (796,791)       (796,051)
                                                      ---------       ---------
Deferred tax assets, non-current portion, net         $      --       $      --
                                                      =========       =========

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 - INCOME TAX EXPENSE (CONTINUED)

As of December 31, 2010, the Company had net operating losses of $795,408 related to Arki Beijing and America Pine Beijing, which can be carried forward to offset future net profit for income tax purposes. The net operating loss carry forwards as of December 31, 2010 will expire in years 2011 to 2015 if not utilized.

There is no need for the Company to accrue interest or penalty associated with the uncertain tax positions, and, accordingly, no such accruals have been made in the Company's account.

The PRC tax law provides a (3-5 years) statute of limitation and the Company's income tax returns are subject to examination by tax authorities during that period. All penalties and interest are expensed as incurred. For the years ended December 31, 2010 and 2009, there were no penalties and interest.

NOTE 17 - EARNINGS PER SHARE

Basic and diluted earnings (loss) per share for each of the years presented are calculated as follows:

                                                        For the year ended
                                                           December 31,
                                                 ------------------------------
                                                     2010              2009
                                                 ------------      ------------
Numerator:
  Net income (loss)                              $    817,017      $   (330,564)
                                                 ------------      ------------

  Net income (loss) attributable to
   common  stockholders for computing
   basic and  diluted loss per common share           817,017          (330,564)
                                                 ------------      ------------
Denominator:
  Weighted average number of common shares
   outstanding for computing basic and diluted
   income(loss) per common share                  315,625,501       280,361,771
                                                 ------------      ------------
Basic and diluted earnings (loss) per share      $       0.00      $      (0.00)
                                                 ============      ============



For the year ended December 31, 2010, there were no common stock equivalents for computing diluted earnings per share. For the year ended December 31, 2009, there were no common stock equivalents for computing diluted (loss) per share as their effects would be anti-dilutive.

NOTE 18 - SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 31, 2011, the date the financial statements were available to be issued.

On  February 4, 2011,  the  Company  entered  into a reverse  triangular  merger transaction by execution of an Agreement and Plan of Merger (the "Merger Agreement") with CCG Acquisition Corp. ("CCG Delaware"), a wholly-owned subsidiary of the Company, and a publicly held Delaware shell corporation with no operations, formerly Mondas Minerals Corp. ("Mondas"). Upon closing of the transaction (the "Merger") contemplated under the Merger Agreement, the Company became the surviving corporation in the merger with CCG Delaware, and became a wholly-owned subsidiary of Mondas. The following is a brief description of the terms and conditions of the Merger Agreement, and the material features of the transactions contemplated in connection with the Merger Agreement:

                  CONSUMER CAPITAL GROUP, INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 18 - SUBSEQUENT EVENTS (CONTINUED)

     * Under the Merger Agreement, Mondas issued an aggregate 17,777,778 shares of its common stock to the stockholders of the Company immediately prior to the Merger at an exchange rate of one (1) share of Mondas' common stock for each 21.96 shares of CCG common stock.

     * Immediately prior to the closing of the Merger, there were 2,500,000 issued and outstanding shares of Mondas common stock, 60% of which were held by the then-principal stockholder, CEO, and sole director of Mondas. As a part of the Merger, CCG paid USD $335,000 in cash to the principal stockholder in exchange for his agreement to enter into various transaction agreements relating to the Merger, as well as the cancellation of 1,388,889 shares of Mondas' common stock directly held by him, constituting 92.6% of his pre-Merger holdings of Mondas common stock.

On March 28, 2011, the Company issued 300,000 prepaid debit cards in connection with a previously executed definitive agreement with a Chinese domestic bank for the purpose of establishing the capability of selling prepaid debit card services to its customers and members. Under this agreement, the bank and approved retail vendors can issue prepaid debit cards to the Company's customers and members who sign up for the service and fund their individual accounts with the bank. Members then use their card to purchase goods from the Company via its website and also other retail point of sale transactions where Union Pay is accepted. In order to incentivize members to sign up for the card, discounts are offered at the point of sale.